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                                                                 EXHIBIT 10.1(K)

                              AMENDED AND RESTATED
                        SENSIENT TECHNOLOGIES CORPORATION
                            RABBI TRUST "A" AGREEMENT
                            -------------------------

This Trust Agreement is made effective as of the 1st day of March, 2002 by and between Sensient Technologies Corporation, a Wisconsin corporation (the "Company"), and Marshall & Ilsley Trust Company (collectively with any successor in interest, the "Trustee").

WHEREAS, the Company is obligated in accordance with the terms of various agreements listed on Appendix A, as the same may be amended from time-to-time (collectively the "Contracts"), to make certain payments for the benefit of selected Company executives (the "Executives") in the event of a change of control of the Company; and

WHEREAS, as the Company has incurred or expects to incur liability under the terms of such Contracts, the Company established a trust (the "Trust") and entered into a trust agreement dated January 1, 2001 (the "Prior Trust Agreement") with Trustee, with the intention that the Company would make contributions to such Trust to provide itself with a source of funds to assist it in meeting its liabilities under the Contracts (the "Executives"); and

WHEREAS, it is the intention of the Company that the Trust shall constitute an unfunded arrangement and shall not affect the status of any Contract as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended; and

WHEREAS, the Company and the Trustee have determined to amend the Prior Trust Agreement, effective as of March 1, 2002, and the Prior Trust Agreement may be amended by a written instrument signed by the Company and the Trustee because a Change in Control has not yet occurred; and

NOW, THEREFORE, in consideration of the mutual agreements of the parties as contained in this Trust Agreement, the Trust shall be comprised, held and disposed of as follows:

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     Section 1. Successor Trust

          (a) The Company and Trustee hereby acknowledge the deposit with the Trustee of assets previously held under the Prior Trust Agreement, which shall continue as the principal of the Trust.

          (b) The Trust shall become irrevocable upon a Change of Control, as defined herein.

          (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part 1, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

          (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of paying benefits to Executives as required by the Contracts and claims of general creditors, as herein set forth. Executives shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Contracts and this Trust Agreement shall be mere unsecured contractual rights of Executives against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event the Company is Insolvent, as defined in Section 3(a) herein.

          (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Executive shall have any right to compel such additional deposits.

          (f) Upon a Change of Control as defined herein, the Company shall, immediately prior to such Change of Control, make an irrevocable contribution to the Trust in an amount that is sufficient to pay the Executives the benefits to which Executives would be entitled pursuant to the terms of the Contract(s) as of the date on which the Change of Control occurred; provided, however, payment of benefits through this Rabbi Trust A shall not duplicate any benefits payable to Executives through Rabbi Trust B or C (which provide for payment of benefits for several non-qualified benefit plans of the Company) or any other irrevocable trust arrangement providing for secured payment of benefits to Executives, notwithstanding that the benefits shall be payable upon a Change of Control pursuant to the terms of the Contracts.

     Section 2. Payments to Executives

          (a) Immediately prior to a Change of Control, the Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Executive, that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for under the Contracts), and the time of commencement for payment of such amounts. Except

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as otherwise provided herein, the Trustee shall make payments to the Executives in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Contracts and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

          (b) In the event that an Executive reasonably believes that the Payment Schedule, as provided initially or modified, does not properly reflect the amount payable to such Executive or the time or form of payment from the Trust corpus in respect of the Contracts, such Executive shall be entitled to deliver to the Trustee an affidavit (the "Executive's Notice") setting forth payment instructions for the amount the Executive believes will be or is due under the relevant terms of the Contracts. The Executive shall also deliver a copy of the Executive's Notice to the Company within three (3) business days following the date the Executive's Notice is delivered to the Trustee. Unless the Trustee receives written objection from the Company within ten (10) business days after receipt by the Trustee of such notice, the Trustee shall make the payment distribution in accordance with the amount and instructions set forth in the Executive Notice to the extent the funds necessary to make any such payments due are available within the Trust. If the Company makes an objection during the ten (10) business days referred to in the preceding sentence, the Trustee shall retain any disputed amounts pending the determination of an arbitrator pursuant to Section 14 hereof.

          (c) The entitlement of an Executive to benefits under a Contract shall be determined by the Company or such party as it shall designate, and any claim for such benefits shall be considered and reviewed under procedures determined by the Company and uniformly applied.

          (d) The Company may make payment of benefits directly to Executives as they become due under the terms of the Contracts. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Executives. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Contracts, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

     Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiary When The Company Is Insolvent

          (a) The Trustee shall cease payment of benefits to Executives if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code, or (iii) the Company is determined to be insolvent by any state or federal regulatory authority.

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          (b) At all times during the continuance of this Trust, as provided in
Section l(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

               (1) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing that the Company is Insolvent. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Executives.

               (2) Unless the Trustee has actual knowledge that the Company is Insolvent, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning whether the Company is Insolvent as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination whether the Company is Insolvent.

               (3) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Executives and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Executives to pursue their rights as general creditors of the Company with respect to benefits due under the Contracts or otherwise.

               (4) The Trustee shall resume the payment of benefits to Executives in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

          (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Executives under the terms of the Contracts for the period of such discontinuance, less the aggregate amount of any payments made to Executives by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

     Section 4. Payments to Company

          Except as provided in Section 3 hereof, after a Change of Control, the Company shall have no right or power to direct the Trustee to return to the Company, or to divert to others, any of the Trust assets before all payment of benefits have been made to Executives pursuant to the terms of the Contracts, except in the case of a termination of the Trust pursuant to Section 12.

     Section 5. Investment Authority

          (a) Investments of the Trust shall be limited to cash, cash equivalents and other short time fixed income securities (including any such security from which the Trustee or an

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affiliate receives any compensation or fee). Prior to a Change in Control, the
Company shall have sole authority to direct the Trustee as to such specific securities in which Trustee shall invest such Trust Fund assets. Following a Change in Control, such powers and authority regarding investments shall rest solely with the Trustee who shall invest such Trust Fund assets in its sole discretion in cash equivalents and other short time fixed income securities (including any such security from which the Trustee or an affiliate receives any compensation or fee). In no event shall any investment authority be exercisable by or rest with Executives; provided that, voting rights with respect to Trust assets will be exercised by the Company prior to a Change in Control and will be exercised by the Trustee after a Change in Control.

          (b) The Company shall have the right at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any assets held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

          (c) The Trustee shall also have the following additional powers:

               (1) To receive and hold all contributions paid to it by the Company; provided, however, that the Trustee shall have no duty to require any contributions to be made to it;

               (2) To effectuate the written investment instructions given by the Company or its designee without regard to any law now or hereafter in force limiting investments of fiduciaries;

               (3) To retain in the Trust for investments any property deposited by the Trustee hereunder;

               (4) To have the authority to invest and reinvest assets of the Trust in cash, cash equivalents and other short time fixed income securities (including any such security from which the Trustee or an affiliate receives any compensation or fee);

               (5) To retain in the Trust for investment or pending distributions, any portion of the Trust in cash deemed appropriate by the Trustee;

               (6) To establish accounts in any affiliate of the Trustee and in such other banks and financial institutions as the Trustee deems appropriate to carry out the purpose of the Trust;

               (7) To deposit securities with a clearing corporation as defined in Article Eight of the Uniform Commercial Code; to hold the certificates representing securities, including those in bearer form, in bulk form with and to merge such certificates into certificates of the same class of the same issuer which constitutes assets of other accounts or owners, without certification as to the ownership attached; and to utilize a book-entry system for the transfer or pledge of securities held by the Trustee or by a clearing corporation, provided that the records of the Trustee shall indicate the actual ownership of the securities and other property of the Trust Fund;

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               (8) To participate in and use the Federal book-entry account system, a service provided by the Federal Reserve Bank for its member banks for deposit of Treasury securities; and

               (9) To hold securities or property in the name of the Trustee or its nominee or nominees or in such other form as it determines best with or without disclosing the Trust relationship, providing the records of the Trust shall indicate the actual ownership of such securities or other property.

     Section 6. Disposition of Income

          As determined in the sole discretion of the Company prior to a Change of Control, all or part of the income received by the Trust, net of expenses and taxes, shall be returned to the Company, as determined by the Company. Following a Change in Control, all income shall be accumulated and reinstated.

     Section 7. Accounting by Trustee

          The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within thirty (30) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

     Section 8. Responsibility of Trustee

          (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Contracts or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

          (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

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          (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

          (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

          (e) The Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

          (f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

          (g) The Company hereby agrees to indemnify and to hold Trustee harmless from and against all claims, expenses (including reasonable attorney fees), liabilities, damages, actions or other charges incurred by or assessed against Trustee, other than on account of Trustee's own gross negligence or willful misconduct, as a direct or indirect result of anything done or omitted by Trustee in reliance upon the directions, or absence of directions, of the Company, any investment advisor or manager, or as a direct or indirect result of any act or omission of a predecessor trustee or any other person charged under any agreement affecting the assets of the Trust for investment responsibility with respect to such assets.

     Section 9. Compensation and Expenses of Trustee

          The Company shall pay all administrative costs and the Trustee's fees and expenses. If not so paid, the costs, fees and expenses shall be paid from the Trust.

     Section 10. Resignation and Removal of Trustee

          (a) The Trustee may resign at any time by written notice to the Company, which shall be effective no less than thirty (30) days after receipt of such notice unless the Company and the Trustee agree otherwise.

          (b) The Trustee may be removed by the Company on fifteen (15) days notice or upon shorter notice accepted by the Trustee.

          (c) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall

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be completed within thirty (30) days after receipt of notice of resignation, removal or transfer, unless the Company extends such time limit.

          (d) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

     Section 11. Appointment of Successor

          (a) If the Trustee resigns or is removed in accordance with Section 10
(a) or (b) hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

          The successor Trustee need not examine the records and any acts of any prior Trustee and may retain or dispose of any existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for, and Company shall indemnify and defend the successor Trustee from, any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

          (b) Notwithstanding Section 11(a) above, if the Trustee resigns or is removed within three (3) years following a Change in Control, the Company may appoint such third party as Trustee only with the approval of 2/3 or more of the Executives (who were employees of Company immediately before the Change in Control, but determining such 2/3 considering only those Executives who at the time of the Trustee's resignation or removal continue to have Contracts funded by the Trust). If the Company and such Executives are unable to agree on a successor trustee within forty-five (45) days following the notice of the Trustee's departure, the Trustee shall be entitled to petition a court of competent jurisdiction to appoint its successor. All reasonable expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

     Section 12. Amendment or Termination

          (a) Prior to a Change of Control, this Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Contracts or shall make the Trust revocable after it has become irrevocable in accordance with Section l(b) hereof. This Trust Agreement may be amended in a manner adverse to Executives only by an instrument in writing executed by the Trustee and the Company, together with the consent of 2/3 of the Executives (who were

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employees of the Company immediately before the Change in Control, but determining such 2/3 considering only those Executives who at the time of the Trustee's resignation or removal continue to have Contracts funded by the Trust).

          (b) The Trust shall not terminate until the date on which Executives are no longer entitled to benefits pursuant to the terms of the Contracts, unless approved as provided in Section 12(c) hereof.

          (c) Upon written approval of all Executives who remain entitled to payment of benefits pursuant to the terms of the Contracts, the Company may terminate this Trust prior to the time all benefits payable under the Payment Schedule have been made. All assets in the Trust at termination shall be returned to the Company.

     Section 13. Miscellaneous

          (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

          (b) Benefits payable to Executives under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

          (c) This Trust Agreement shall be governed by and construed in accordance with the laws of Wisconsin.

          (d) For purposes of this Trust, Change of Control shall mean:

               (1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company,
(III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or
(IV) any acquisition pursuant to a transaction which complies with clauses (A),
(B) and (C) of subsection (3) of this paragraph (d); or

               (2) individuals who, as of March 1, 2002, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to March 1, 2002 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but

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excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

               (3) consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such business combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

               (4) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     Section 14. Arbitration

          Any dispute between the Executives and the Company or the Trustee as to the interpretation or application of the provisions of this Trust, and any questions concerning Benefits payable hereunder, shall be determined exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Such determination shall be final, conclusive and binding upon the parties. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction. All fees and expenses of such arbitration (including, without limitation, those incurred by the Executives and Trustee) shall be paid by the Company.

     Section 15. Effective Date

          The effective date of this Trust Agreement shall be March 1, 2002.

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IN WITNESS WHEREOF, the Company and Trustee have caused this Trust Agreement to be duly executed as of the Effective Date indicated above.

SENSIENT TECHNOLOGIES CORPORATION


By:
         -------------------------------------------------

Title:
         -------------------------------------------------

Title:
         -------------------------------------------------

MARSHALL & ILSLEY TRUST COMPANY


By:
         -------------------------------------------------

Title:
         -------------------------------------------------

Attest:
         -------------------------------------------------

Title:
         -------------------------------------------------

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                                   Appendix A

                        SENSIENT TECHNOLOGIES CORPORATION
                            RABBI TRUST "A" AGREEMENT
                            -------------------------

1. Executive Employment Contract, dated as of November 11, 1999, by and between Sensient Technologies Corporation and Kenneth P. Manning.

2. Change of Control and Severance Agreements entered into between Sensient Technologies and certain Executives from time to time, benefits under which are to be provided to the Trustee upon a Change of Control, as provided in
     Section 2 of the Trust Agreement.

                                       12